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                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 5                                   Trade Date: 10/20/03
(To Prospectus dated September 8, 2003 and Prospectus      Issue Date: 10/23/03
Supplement dated September 12, 2003)

The date of this Pricing Supplement is October 22, 2003




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
         CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGN8              $2,884,000.00              5.15%                 10/15/18                 100%


    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option      Subject to Redemption      (including the redemption price)
    ----------------        -----------------     ------------------------    --------------------------------
       quarterly                   Yes                     Yes                         100% 10/15/04
       (01/15/04)                                                                  semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $2,833,530.00             $50,470.00                $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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